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                                                                  April 17, 1998



Finlay Fine Jewelry Corporation
529 Fifth Avenue
New York, New York 10017

                         Finlay Fine Jewelry Corporation
                       Registration Statement on Form S-1
                           Registration No. 333-48563
                       ----------------------------------

Ladies and Gentlemen:

                  In connection with the referenced Registration Statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested by Finlay Fine Jewelry Corporation, a Delaware corporation (the "Company"), to furnish our opinion as to the legality of $150,000,000 aggregate principal amount of the Company's Senior Notes due 2008 (the "Securities") being registered under the Registration Statement.



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Finlay Fine Jewelry Corporation                                        2





                  In connection with the furnishing of this opinion, we have reviewed (i) the Registration Statement (including all amendments filed on or prior to the date of this letter); (ii) the form of Indenture to be executed by the Company and Marine Midland Bank, as Trustee, relating to the Securities (the "Indenture"); (iii) the form of the Underwriting Agreement included as Exhibit
1.1 to the Registration Statement (the "Underwriting Agreement," and, together with the Registration Statement and the Indenture, the "Documents"); and (iv) originals, or copies certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as in effect on the date of this letter, and records of certain corporate proceedings of the Company.

                  In our examination of the above documents, we have assumed, without independent investigation, (i) the enforceability of the Documents against each party thereto (other than the Company), (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, (iv) the authenticity of all the latter documents and (v) the legal capacity of all individuals who have executed any of the documents reviewed by us.

                  We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made those



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Finlay Fine Jewelry Corporation                                            3





other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of those documents, records, certificates or other instruments, and upon factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinions expressed below.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this opinion, we are of the opinion that (i) the Securities, when issued, delivered and paid for as provided in the Underwriting Agreement and when issued, authenticated and delivered in accordance with the terms of the Indenture and in accordance with the terms set forth in the Registration Statement, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and (ii) any additional Securities which may be registered for sale under a related registration statement filed under Rule 462(b) under the Act, when issued, delivered and paid for as provided in the Underwriting Agreement and when issued, authenticated and delivered in accordance with the terms of the Indenture and in accordance with the terms set forth in the Registration Statement, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The enforceability of the Securities or any additional Securities registered for sale pursuant to Rule 462(b) may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or



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Finlay Fine Jewelry Corporation                                          4






transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in equity or at law).

                  Our opinions expressed above are limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders under them, which are currently in effect.

                  We hereby consent to use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

                  We also consent to the incorporation by reference of this opinion as an Exhibit in a related registration statement filed by the Company pursuant to Rule 462(b) under the Act and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                Very truly yours,



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Finlay Fine Jewelry Corporation                                             5





                  /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON